EXHIBIT 5.1

         ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.
                           1345 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10105-0143
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                                 (212) 603-6300
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                           TELECOPIER: (212) 956-2164


                                 March 26, 2003

Pacific CMA, Inc.
c/o Airgate International Corporation
153-04 Rockaway Boulevard
Jamaica, New York  11434

Ladies and Gentlemen:

                Reference is made to the Registration Statement on Form SB-2 (File No.: 333-100045) filed by Pacific CMA, Inc. (the "Company") under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Act"), with respect to up to an aggregate of up to 3,000,000 shares of Common Stock, no par value per share (the "Common Stock") to be offered by the Company in the Company's public offering (the "Public Offering").

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials, certificates of officers or representatives of the Company and others, as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  This Opinion Letter is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and this Opinion should be read in conjunction therewith. We are members of the Bar of the State of New York and the opinion expressed herein is limited to the law of the State of New York, the Colorado Business Corporation Act and Federal law of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company in its Public Offering, when issued in the manner provided in the Registration Statement, will be validly issued, fully paid and nonassessable.

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                  We hereby consent to the filing of this opinion with the
Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        Robinson Brog Leinwand Greene
                                        Genovese & Gluck P.C.

                                        By: /s/ Marshall J. Gluck
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                                                Marshall J. Gluck, Member